Exhibit 10.1
June 22, 2009

Calavo Growers, Inc.
Attn: James Snyder, Corp. Controller
1141A Cummings Road
Santa Paula, California 93060

Re:	Extension Notice for Business Loan Agreement, dated as of October 15, 2007, between Bank of America, N.A. and Calavo Growers, Inc.
With reference to Section 1.2 of the above referenced Business Loan Agreement, the “Expiration Date” thereunder is hereby extended from July 1, 2009, to August 1, 2009, or such earlier date as the availability may otherwise terminate as provided in such Business Loan Agreement.

Sincerely, Bank of America, N.A.
By:	/s/ Sue Moinpour
Sue Moinpour, AVP